Exhibit 99.2

LETTER TO STOCKHOLDERS ISSUED BY DIAMONDBACK ENERGY, INC.

Midland, TX (August 3, 2026)

Diamondback Stockholders,

This letter is meant to be a supplement to our earnings release and is being furnished to the Securities and Exchange Commission (SEC) and released to our stockholders simultaneously with our earnings release. Please see the information regarding forward-looking statements and non-GAAP financial information included at the end of this letter.

Macro Update

The disruption of oil flows through the Strait of Hormuz has triggered the largest supply shock in the history of the global oil market. Global oil production in May was estimated to be 13.6 million barrels per day below pre-conflict levels, with global observed inventories drawing an estimated 143 million barrels in the month1. As a result, prices spiked and volatility surged.

Diamondback responded to this price signal by leveraging our significant inventory of drilled but uncompleted wells. We were able to quickly add an additional completion crew and immediately brought incremental barrels to market, adding significant cash flow and value for our stockholders.

Today, the macro backdrop remains highly volatile. Oil flows are recovering in fits and starts with significant future uncertainty. The supply shock drove record global inventory draws, averaging an estimated 3.8 million barrels per day from the onset of the conflict and accelerating to an estimated 4.6 million barrels per day in May2. These draws will eventually have to reverse, and we believe the restocking required to rebuild global inventories has structurally raised the floor for oil prices compared to pre-conflict prices. The timing of the eventual supply normalization is impossible to predict and we therefore expect this volatility to continue. Through this volatility, our priorities remain unchanged: execute with the best capital efficiency in the industry and allocate Free Cash Flow appropriately to maximize long-term stockholder value.

1 Source: International Energy Agency, Oil Market Report – June 2026 (June 17, 2026).
2 Inventory figures reflect International Energy Agency's preliminary estimates of observed global stocks.

Second Quarter 2026 Operational Performance

Second quarter oil production averaged 525 MBO/d, 1% above what we produced in the first quarter and at the top end of our guidance range. Total production for the quarter averaged 1,018 MBOE/d, putting Diamondback’s average production above one million barrels of oil equivalent per day for the first time in our Company’s history.

We are honored to join the million barrel of oil equivalent per day “club” as an independent oil and gas company born and raised in Midland, Texas. It was just 2012 when Diamondback was barely producing 3,000 BOE/d from vertical Wolfberry wells. That same year, Diamondback launched a failed sales process. In fact, we received zero bids from eight potential suitors, forcing us to go public as our only viable strategic alternative. Those early days formed our identity and ingrained the unique culture we still have today. I, and all our employees, owe a debt of gratitude to the founders who took a chance on building this company; our success is directly attributable to the decisions they made back then.

As a result of our year-to-date volume outperformance, we are raising full-year oil production guidance to 522+ MBO/d (from 520+) and total production guidance to 1,000+ MBOE/d (from 972+). Our full-year capex guidance remains unchanged at approximately $3.90 billion.

Cash capital expenditures for the quarter were $996 million, in line with guidance. While we have not seen significant service cost inflation to date outside of fuel and fuel-adjacent costs, we expect to see inflation on fixed costs (such as casing) through the rest of this year and into 2027 as we anticipate activity levels and rig count in the Permian Basin to grow. We have a track record of offsetting inflation with efficiency gains in the field and we will challenge our teams to do so again during this cycle.

Lease operating expense declined in the second quarter to $5.96 per BOE from $6.21 in the first quarter as the team did a great job minimizing both production downtime and our backlog ratio. Additionally, cash G&A fell to $0.52 per BOE from $0.65 per BOE in the first quarter. Together these improvements brought total cash operating expense to $10.96 per BOE, down ~3% quarter over quarter.

Our operations teams delivered another strong quarter while managing a meaningful step-up in activity. The team drilled its longest well ever at a record 31,465' total depth, drilled the three lowest-cost Wolfcamp D wells in our history and executed our first six U-turn wells (3-mile laterals, 1.5 miles out and back). Completions delivered its first full quarter of continuous pumping with 21.3 hours of average pumping time per day which translated to an average of ~4,700 lateral feet completed per day. Equipment cost per well fell ~14% quarter over quarter, and our gas offload strategy contributed to an estimated ~24% reduction in flaring quarter over quarter, helping protect ~1,400 MBO of oil that would otherwise have been choked back due to takeaway constraints.

We continue to test and develop our chemical Enhanced Oil Recovery program, and the early results have us increasingly excited about the opportunity ahead. Our second batch of well tests is currently flowing back with encouraging results, building on the momentum of our pilot 50-well program that we completed in the second half of 2025. We believe improving oil recovery factors across the Permian Basin is one of the most important frontiers emerging in our industry today. Unlocking even a fraction more of the barrels in place beneath our thousands of producing wells represents one of the highest-return uses of capital available anywhere in our business. A modest uplift in recovery factor, applied across a well base of this scale, has the potential to rival the value created by the drillbit itself without adding a single new location to our inventory.

We intend to be on the front foot here: not only learning and testing new methods, but also positioning ourselves to invest behind them with conviction as the data set matures. We are building the technical foundation today to deploy capital across these opportunities at scale tomorrow. The durability and low cost of our inventory are precisely what afford us the flexibility to pursue this next leg of value creation at our own pace.

Second Quarter 2026 Financial Performance

We generated $3.6 billion in net cash from operating activities in the second quarter, which translated to $2.3 billion of Free Cash Flow and Adjusted Free Cash Flow.

Per-share growth through the commodity price cycles remains a core tenet of our value proposition, and nothing demonstrates this better than the nearly two years since closing the Endeavor merger. Comparing the second quarter of 2026 to the second quarter of 2024: net cash provided by operating activities per share has grown 49%, Free Cash Flow per share has grown 81% and oil production per share has grown 21%. These results extend a decade of compounding per-share metrics: net cash provided by operating activities per share has grown roughly nineteen-fold since 2016, oil production and reserves per share have more than quadrupled and the dividend has compounded 8.8 times since its 2018 initiation.

Gas Monetization

Second quarter gas realizations were negative $2.15/Mcf (pre-hedge), a direct consequence of insufficient takeaway capacity trapping gas in West Texas. This issue was compounded by spring pipeline maintenance that drove Waha pricing to a record low of approximately negative $10/Mcf. The basis hedges we layered on over the last couple years helped insulate us from this negative pricing complex, but we did not exit the quarter unscathed. With new takeaway capacity coming online, Waha turned positive in July and has held up since, setting up what we view as a meaningful tailwind for the coming years.

To combat the persistent gas takeaway issues in the Permian Basin, we have deliberately been building in optionality for our gas molecules. We have significantly increased our pipeline capacity via commitments to multiple long-haul pipelines to the Gulf Coast while also working to develop local paths to in-basin demand. Our additional secured takeaway capacity is expected to more than double our long-haul takeaway by the end of this year, structurally shifting our price exposure toward larger demand hubs.

We believe in the long-term thesis for gas demand growth in this country, with both LNG buildout and power generation driving this need for incremental future supply. We always talk internally that the Permian “hasn’t even tried to produce gas yet,” and we think that still holds true today. Should there ever be a price signal calling for Permian gas growth, whether it be for power needs for AI data centers, LNG demand or simply replacing supply, we are confident the Permian Basin will be able to answer that call.

Over the past few months, we have been pleased to see announcements for sizable behind-the-meter data center buildouts in the Permian Basin. We continue to firmly believe the best way to assuage the public’s concerns on data centers and their potential impact on the average American’s energy affordability is to build them where energy (through the natural gas molecule) and land are abundant. There is no better place in the country to do this today than the Permian Basin. Diamondback continues to work on bringing additional gigawatt+ scale power opportunities to West Texas on our surface acreage. We have a large, shovel-ready project that we are working to bring to fruition and will provide more detail when we have a signed long-term contract with a credible counterparty.

Capital Allocation

Last quarter, we emphasized that maximizing flexibility for the allocation of Free Cash Flow is paramount to long-term value creation in a cyclical, commodity-based business. The second quarter proved this point. By removing our prior formulaic return of capital framework, we were able to materially accelerate absolute debt reduction. We reduced consolidated total debt by approximately $1.3 billion quarter over quarter to $12.8 billion, and consolidated net debt by approximately $1.6 billion quarter over quarter to $12.3 billion. In the last 12 months, we have reduced our consolidated total debt by $2.6 billion, or ~17%, and our consolidated net debt by $2.8 billion, or ~19%. We expect to continue to prioritize debt reduction and use excess Free Cash Flow to improve the balance sheet.

Today, we also announced that our Board of Directors has approved the doubling of our share repurchase authorization to $16.0 billion. Since initiating our buyback program in 2021, we have repurchased ~43 million shares for $6.1 billion at an average price of $142.44 per share. Today’s increased authorization provides significant capacity and flexibility to opportunistically repurchase our shares when they are trading below our view of per share value at a conservative mid-cycle oil price with a rate of return above our implied cost of capital.

For example, during the second quarter, we repurchased approximately 756,000 shares for $141 million at an average price of $186.63 per share. As the share price weakened early in the third quarter, we increased our pace, repurchasing 547,716 additional shares for $100 million at an average price of approximately $182.32 per share. This is exactly how the program is set to work: maximize flexibility to step in when volatility creates opportunity.

Closing

During the second quarter, we were able to move quickly to take advantage of an elevated oil pricing environment. Our operations team demonstrated why they are the best in the business, putting us in an advantaged position to bring forward material value on our differentiated asset base. We were able to generate significant Free Cash Flow, allocate it appropriately and continue to create stockholder value for you, the owners of the Company.

As always, we are grateful for the trust you have placed in us and thank you for your interest in Diamondback Energy.

Sincerely,

Kaes Van't Hof
Chief Executive Officer and Director

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com

Forward-Looking Statements:

This letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Diamondback’s: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits or other effects of strategic transactions (including the Double Eagle acquisition and the Sitio acquisition completed by Diamondback's subsidiary, Viper Energy, Inc. (“Viper”), and other acquisitions, divestitures or reorganizations); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this letter, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Diamondback are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: geopolitics and market conditions, including changes in supply and demand levels for oil, natural gas and natural gas liquids and the resulting impact on the price for those commodities; changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers and any resulting trade tensions; actions taken by the members of OPEC and its non-OPEC allies (OPEC+) affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments; changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates, inflation rates, and instability in the financial sector; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change, changing political and social perspectives on climate change and other environmental, social and governance factors, and risks from our publicly disclosed targets related to sustainability and emissions reduction initiatives; challenges in developing our existing leasehold acreage and finding, developing or acquiring additional reserves; restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water disposal well permits recently imposed by the Texas Railroad Commission in an effort to control induced seismicity in the Permian Basin; significant declines in prices for oil, natural gas, or natural gas liquids, which could require recognition of significant impairment charges; conditions in the capital, financial and credit markets, including the availability and pricing of capital for acquisitions, exploration and development operations; challenges with employee retention and an increasingly competitive labor market; changes in availability or cost of rigs, equipment, raw materials, supplies and oilfield services; changes in safety, health, environmental, tax and other regulations or requirements (including those addressing air emissions, water management, or the impact of global climate change); security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or from breaches of information technology systems of third parties with whom we transact business; lack of, or disruption in, access to adequate and reliable electrical power, internet and telecommunication infrastructure, information and computer systems, transportation, processing, storage and other facilities for our oil, natural gas and natural gas liquids; failures or delays in achieving expected reserve or production levels from existing and future oil and natural gas developments, including due to operating hazards, drilling risks, or the inherent uncertainties in predicting reserve and reservoir performance; inability to keep pace with technological developments in our industry; failure to meet our obligations under our oil purchase contracts; loss of one or more customers or their inability to meet their obligations; geographical concentration of our primary operations; risks from our return of capital commitment, and uncertainties over our future dividends and share repurchases; difficulty in obtaining necessary approvals and permits; severe weather conditions and natural disasters; changes in the financial strength of counterparties to our credit facilities and hedging contracts; our substantial indebtedness and restrictions to our operating and financial flexibility; changes in our credit rating; failure to identify, complete and successfully integrate acquisitions, including Viper’s Riverbend acquisition, the Double Eagle acquisition and Viper’s Sitio acquisition; the Endeavor stockholders’ ability to significantly influence our business and potential conflicts of interest; and other risks described in Part I, Item 1A of Diamondback’s Annual Report on Form 10-K, filed with the SEC on February 25, 2026, and those risks disclosed in its subsequent filings on Forms 10-Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this letter or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Non-GAAP Financial Measures

This letter includes financial information not prepared in conformity with generally accepted accounting principles (GAAP), such as Free Cash Flow, Free Cash Flow per share, Adjusted Free Cash Flow, and net debt. The non-GAAP information should be considered by the reader in addition to, but not instead of, financial information prepared in accordance with GAAP. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable GAAP financial measures can be found in Diamondback's quarterly results, which are posted on Diamondback's website at www.diamondbackenergy.com/investors and included as Exhibit 99.1 to the Current Report on Form 8-K filed by Diamondback with the SEC that also includes this letter as Exhibit 99.2. Furthermore, this letter includes or references certain forward-looking, non-GAAP financial measures. Because Diamondback provides these measures on a forward-looking basis, it cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP financial measures, such as future impairments and future changes in working capital. Accordingly, Diamondback is unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measures. Diamondback believes that these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing Diamondback's forecasted financial performance to the forecasted financial performance of other companies in the industry.